UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sunoco, Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

Thank you for being a shareholder of Sunoco, Inc. By now, you should have received your proxy statement, annual report and proxy card for the Sunoco, Inc. 2011 Annual Meeting of Shareholders, which will be held on May 5, 2011.

According to our records, your shares have not yet been voted. Please vote today! Your vote is extremely important to us. The fastest way to vote is by telephone or internet. Instructions on how to vote your shares are on the enclosed proxy card.

Your Board of Directors recommends the following votes for each of the respectively numbered proposals outlined in the proxy statement:

1.	A vote “FOR” all director nominees;
2.	A vote “FOR” the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2011;
3.	A vote “FOR” advisory approval of the resolution on executive compensation;
4.	A vote of “1 YEAR” frequency for the advisory vote on the frequency of future advisory votes; and
5.	A vote “AGAINST” the shareholder proposal regarding equity awards.

If you have any questions or need assistance voting, please contact Morrow & Co., Inc., our proxy solicitor, at 1-800-607-0088.

Thank you for your time and participation in the voting process. We appreciate your input.

Stacy L. Fox

Senior Vice President, General Counsel

and Corporate Secretary